Exhibit 13.2

Certification of CFO Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that:

(1)this annual report for Alcon Inc. (the “Company”) on Form 20-F for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered therein.

/s/ Timothy C. Stonesifer
Timothy C. Stonesifer
Chief Financial Officer

February 23, 2021